Lease Agreement for Rental of Office Premises

1.  Premises:             Unit A & B, 27th Floor, 922 Heng Shan Road, Shanghai

2.  Size of Premises:     646 Square Meters

3.  Lease terms:          From April 25th, 2000 to April 24th, 2008

4.  Rental Costs (not including management fee)

     1RMB/day per square meter for the first 2 years. Total monthly rent for initial 2 years is 1 x 646 x 365/12 = RMB 19,649

     The rental per day is to be raised to 1.1RMB for the next 3 years. The total rental each month for the next 3 years is 1.1 x 646 x 365/12 = RMB 21,614

     The rental per day for the last 3 years is to be raised by another 10% to 1.21RMB. Total monthly rental for final 3 years is 1.21 x 646 x 365/12 = RMB 23,775

5.  Deposit
     An amount equal to two months of rent as a deposit from the date of signing 2 x 19,649 = RMB 39,298


Signed by the Tenant                         Signed by the Landlord
Xu Gui Zhi, Representative                   Gao Ai Fen, Representative
Shenzhen Rayes Electronic Network            Shanghai Subway Enterprise Co.,Ltd.
Systems Co., Ltd.

April 25, 2000